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                                                                  Exhibit 10.51



                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                    Dated as of March 31, 1999, by and among


                            Waste Connections, Inc.,



                    Management Environmental National, Inc.,

                            RH Financial Corporation


                                       and


                            The Shareholder listed on
                                Schedule A hereto



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                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

        AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of March 31, 1999, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Management Environmental National, Inc., a Washington corporation ("MENI"), RH Financial Corporation, a Washington corporation ("RHFC" and collectively with MENI, the "CORPORATIONS" and individually without designation a "CORPORATION"), and the Shareholder listed on Schedule A hereto (the "SHAREHOLDER").

        WHEREAS, MENI is the sole general partner and RHFC is the sole limited partner of Columbia Resource Co., L.P., a Washington limited partnership ("CRC") and Finley-Buttes Limited Partnership, an Oregon limited partnership ("FBLP");

        WHEREAS, FBLP owns and operates the Finley-Buttes Regional Landfill (the "LANDFILL") located in Morrow County, Oregon and engages in other related activities;

        WHEREAS, CRC is engaged in the handling and transportation of solid waste and other related activities in the City of Vancouver and Clark County, Washington;

        WHEREAS, FBLP owns all of the real estate used in connection with the business and operation of the Landfill and CRC owns all of the real estate used in connection with the business and operation of the two transfer stations located in Vancouver, Washington, and descriptions of such real estate are set forth on Schedule 3.12(b);

        WHEREAS, the Shareholder owns all of the issued and outstanding capital stock of each of the Corporations (the "CORPORATIONS' STOCK"); and

        WHEREAS, WCI wishes to acquire from the Shareholder all of the Corporations' Stock.

        WHEREAS, WCI, MENI, RHFC and the Shareholder entered into a Stock Purchase Agreement dated as of February 12, 1999 ("SIGNING DATE"), and Amendment No. 1 thereto dated as of March 31, 1999 (as amended, the "STOCK PURCHASE AGREEMENT"), and they wish hereby to amend and restate the Stock Purchase Agreement as herein provided.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree that the Stock Purchase Agreement is hereby amended and restated as herein provided and further agree as follows:

        1. PURCHASE OF CORPORATIONS' STOCK

                1.1 SHARES TO BE PURCHASED. At the Closing (as defined in
Section 2), the Shareholder shall sell and deliver to WCI all of the issued and outstanding shares of the Corporations' Stock, being the number of shares of the Corporations set forth on Schedule 3.2 opposite the Shareholder's name. At the Closing, WCI shall purchase the Corporations' Stock



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and in exchange therefor shall deliver to the Shareholder at the Closing or thereafter as provided by this Agreement the purchase price described in Section
1.2 (the "PURCHASE PRICE").

                1.2 PURCHASE PRICE. The Purchase Price is Eighty-one Million Two Hundred Fifty Thousand dollars ($81,250,000) cash, (i) minus the Closing Date Debt (as defined in Section 3.22(a)), (ii) minus the outstanding balance of CRC's debt under that certain Loan Agreement dated December 1, 1991, between Industrial Revenue Bond Public Corporation of Clark County, Washington and CRC (the "BOND DEBT"), (iii) plus or minus, as the case may be, the amount by which the Balance Sheet Date Current Assets (as defined in Section 3.22(b)) are greater or less than the Balance Sheet Date Current Liabilities (as defined in Section 3.22(b)), (iv) plus or minus, as the case may be, the amount of the Net Profit or Net Loss (as hereinafter defined) of the Corporations for the period from the Effective Date through the Closing Date, as reflected on Schedule 1.2,
(v) plus the present value of CRC's pollution liability self-insurance fund maintained under agreement with Clark County, as determined by Perkins & Company, P.C. and reflected on Schedule 1.2, and (vi) minus all bonuses accrued to employees of CRC, FBLP or the Corporations prior to the Effective Date and payable after the Effective Date, as set forth on Schedule 1.2. As used herein, the term "NET PROFIT" or "NET LOSS" shall mean the net profit or net loss of the Corporations calculated in substantially the same manner that net profit and net loss were calculated for the Corporations for the periods prior to the Effective Date, and which net profits or losses shall be incurred in compliance with
Section 5 herein. The adjustment to the Purchase Price payable on the Closing Date based on the Closing Date Debt, the Balance Sheet Date Current Assets and the Balance Sheet Date Current Liabilities shall be based on estimates of such amounts, but no adjustment will be made on the Closing Date to reflect Net Profit or Net Loss. Within 90 days after the Closing, WCI and the Shareholders shall determine the actual Closing Date Debt, Effective Date Current Assets, Effective Date Current Liabilities, Net Profit or Net Loss. If the difference between the actual amounts of such items and the estimated amounts provided at the Closing, when combined with the Net Profit or the Net Loss, as the case may be, results in an increase in the amount that should have been paid at the Closing over the amount that was so paid, WCI shall promptly pay such amount to the Shareholder; if the result is a decrease in the amount that should have been paid at the Closing from the amount that was so paid, the Shareholder shall promptly pay such amount to WCI.

                1.3 ALLOCATION OF THE PURCHASE PRICE. Two hundred thousand dollars ($200,000) of the Purchase Price shall be allocated to the covenant not to compete as described in Section 11.1(a) hereof, and the balance of the Purchase Price shall be allocated to the Corporations' Stock.

                1.4 EXCLUDED ASSETS. The Assets of the Corporations listed on
Schedule 1.4 (the "EXCLUDED ASSETS") shall be distributed to the Shareholder prior to the Closing, and WCI shall acquire no interest in or claim to any of the Excluded Assets provided that, if the Corporations are legally unable to distribute the real estate described on Schedule 1.4 prior to the Closing Date, the Corporations will, at the election of the Shareholder, either agree to distribute such real estate to the Shareholder after the Closing Date at such time as they are legally able to do so or retain ownership of such real estate and agree to such recordable restrictions on the use of such real estate as the Shareholder shall request.



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        2. CLOSING TIME AND PLACE

                2.1 Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") shall take place as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Sections 6 and 7 is fulfilled or waived, or on such other date as WCI and the Shareholder shall agree (the "CLOSING DATE"). The Closing shall take place at the Law Offices of Shartsis, Friese & Ginsburg, LLP, One Maritime Plaza, Suite 1800, San Francisco, California 94111. At the Closing, WCI, the Corporations and the Shareholder shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement. The Purchase Price shall be paid to the Shareholder at Closing in cash by wire transfer. At the election of WCI and the Shareholder, the Closing of this transaction may take place through an exchange of consideration and documents using overnight courier service or facsimile. For financial reporting purposes, the Closing shall be deemed effective as of March 1, 1999 (the "EFFECTIVE DATE").

                2.2 TERMINATION.

                        (a) If the Closing Date has not occurred by March 31, 1999, either WCI or the Corporations and the Shareholder may terminate this Agreement by notice to the other parties on that date or thereafter (the "TERMINATION DATE"), unless the Corporations have not then obtained all of the consents required by Section 6.7, in which event this Agreement shall terminate 10 days after written notice from WCI to the Shareholder or 10 days after the later of (i) if any such consent is denied, the latest time for filing any appeal or further appeal of such denial has lapsed; and (ii) if any such consent is denied and such denial is appealed, the day the last appeal of such denial has been dismissed, refused or decided adversely to the Corporation seeking the appeal.

                        (b) The Corporations and the Shareholder shall have the right to terminate this Agreement:

                                (i) Upon a breach of a representation or
warranty of WCI contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a material adverse effect on the business or financial condition of WCI and is incapable of being satisfied by the Termination Date;

                                (ii) If one or more of the transactions
contemplated by this Agreement are enjoined by a final, unappealable court order not entered at the request or with the support of either Corporation and if the Corporation against which such order is entered shall have used reasonable efforts to prevent the entry of such order; or

                                (iii) If WCI (A) fails to perform in any
material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to WCI by the Corporations or the Shareholder.

                        (c) WCI shall have the right to terminate this
Agreement:



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                                (i) Upon a breach of a representation or
warranty of the Corporations or the Shareholder contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a material adverse effect on the business or financial condition of either of the Corporations and is incapable of being satisfied by the Termination Date;

                                (ii) If the transactions contemplated by this
Agreement are enjoined by a final, unappealable court order not entered at the request or with the support of WCI and if WCI shall have used reasonable efforts to prevent the entry of such order; or

                (iii) If either of the Corporations or the Shareholder (A) fails to perform in any material respect any of its or his covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to such person by WCI.

                (d) WCI, the Corporations and the Shareholder shall have the right to terminate the Agreement by mutual consent.

                2.3 NOTICE AND EFFECT OF TERMINATION. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination. Notwithstanding the foregoing, Sections 2.4, 3.33, 4.6, 9.5 and 12.8 and the confidentiality obligations set forth in Sections 5.4 and 9.4 shall survive the termination of this Agreement for any reason. If this Agreement has terminated due to the breach of any party, such party shall remain liable for any damages arising from such breach.

                2.4 EXCLUSIVE NEGOTIATIONS. Following execution of this Agreement until the Closing Date or termination of this Agreement pursuant to
Section 2.2, the Corporations and the Shareholder shall not, and the Shareholder shall not permit the Corporations' officers, directors, employees or agents to, and the Corporations will not permit CRC or FBLP's partners, employees or agents to, initiate, negotiate or discuss with any other person or entity the possible sale of all or substantially all of the assets, business or stock of the Corporations, or to effect the merger of the Corporations with any party other than WCI or one of its Affiliates. The Shareholder hereby confirms that no person or entity presently has or may acquire any rights to purchase or otherwise acquire the assets or the stock of the Corporations.

        3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND THE
SHAREHOLDER

        The Corporations and the Shareholder, jointly and severally, represent and warrant that each of the following representations and warranties is true as of the Signing Date and will be true as of the Closing Date.

                3.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of the Corporations, CRC and FBLP is duly organized, validly existing and in good standing under the laws of the State of Oregon or Washington, as the case may be. Each of the Corporations, CRC and FBLP




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has full corporate or other power and authority to own and lease its properties and to carry on its business as now conducted. Except as set forth on Schedule 3.1, none of the Corporations, CRC or FBLP is required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

                3.2 CAPITALIZATION. Schedule 3.2 sets forth, as of the Signing Date, the authorized and outstanding capital of the Corporations, the names, addresses and social security numbers or taxpayer identification numbers of the record and beneficial owners thereof, the number of shares so owned, the allocation of the cash, and wire transfer instructions for the Shareholder relating to the bank account to which the Purchase Price should be sent. All of the issued and outstanding shares of the capital stock of the Corporations are owned of record and beneficially by the Shareholder, as set forth in Schedule 3.2, and are and as of the Closing Date will be free and clear of all liens, security interests, encumbrances and claims of every kind except as set forth in
Schedule 3.2. Each share of the capital stock of the Corporations is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of the Corporations. MENI is the sole general partner and RHFC is the sole limited partner of CRC and FBLP. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporations, CRC or FBLP) exists which obligates the Corporations to issue any of its authorized but unissued capital stock or other equity interest, which obligates the Shareholder to transfer any Corporations' Stock to any person, which obligates either CRC or FBLP to issue any partnership interest to any person, or which obligates MENI or RHFC to transfer any partnership in CRC or FBLP to any person

                3.3 ALL STOCK BEING ACQUIRED. The Corporations' Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporations.

                3.4 AUTHORITY FOR AGREEMENT. The Corporations and the Shareholder have full right, power and authority to enter into this Agreement and to perform their or his obligations hereunder. The execution and delivery of this Agreement by the Corporations and the consummation of the transactions contemplated hereby by the Corporations have been duly authorized by each of the Corporations' Board of Directors. This Agreement has been duly and validly executed and delivered by the Corporations and the Shareholder and, subject to the due authorization, execution and delivery by WCI, constitutes the legal, valid and binding obligation of the Corporations and the Shareholder enforceable against the Corporations and the Shareholder in accordance with its terms.

                3.5 NO BREACH OR DEFAULT. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporations and the Shareholder of this Agreement, and the consummation by the Shareholder of the transactions contemplated hereby, will not:

                        (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which any of the Corporations, CRC, FBLP or the Shareholder is a party, or by which the



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Corporations, CRC, FBLP or the Shareholder, or any of their assets, is or may be bound or affected; or

                        (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

                        (c) violate the Articles of Incorporation or Bylaws of either of the Corporations or the agreement of limited partnership of either CRC or FBLP.

                3.6 SUBSIDIARIES. Schedule 3.6 lists as of the Signing Date any and all subsidiaries of the Corporations and any securities of any other corporation or any securities or other interest in any other business entity (other than CRC or FBLP) owned by the Corporations or any of the Corporations' subsidiaries.

                3.7 FINANCIAL STATEMENTS. The Corporations have delivered to WCI, as Schedule 3.7, copies of financial statements ("FINANCIAL STATEMENTS") for each of the Corporations', CRC's and FBLP's three most recent fiscal years ending December 31, 1998 (the "BALANCE SHEET DATE"). Such Financial Statements for CRC and FBLP are presented on both an individual and combined basis. Such Financial Statements for the Corporations have been internally prepared. Such Financial Statements of CRC and FBLP for the fiscal years ending December 31, 1996 and 1997 have been audited by Perkins & Company, P.C. The Financial Statements for the three most recent fiscal years present fairly, in all material respects, the financial positions of the respective Corporations and CRC and FBLP as of the end of such fiscal years and the results of their operations and their cash flows for the years then ended, and in the case of CRC and FBLP, conform with generally accepted accounting principles except, in the case of the unaudited Financial Statements for the fiscal year ending December 31, 1998, for the lack of explanatory footnote disclosures. Such footnote disclosures, if included with the unaudited Financial Statements, would be substantially similar in description and content to the footnote disclosure in the audited Financial Statements for the year ended December 31, 1997. Except to the extent reflected or reserved against in any of the Corporations', CRC's or FBLP's balance sheets as of the Balance Sheet Date, or as disclosed on Schedule
3.7 or Schedule 3.8, none of the Corporations, CRC or FBLP had as of the Balance Sheet Date, nor will any of the Corporations, CRC or FBLP have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due, other than liabilities incurred in the ordinary course of business since the Balance Sheet Date.

                3.8 LIABILITIES. Parts I, II, III and IV of Schedule 3.8 are accurate lists and descriptions of all liabilities of the Corporations, CRC and FBLP required to be described below in the format set forth below.

                        (a) Part I of Schedule 3.8 lists, as of the Signing Date, other than with respect to trade payables and as of the end of the month prior to the Closing Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Part IV of Schedule 3.8), whether reflected or not reflected on the




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Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the end of the month prior to the Closing Date through the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

                        (b) Part II of Schedule 3.8 lists, as of the Signing Date, all claims, suits and proceedings which are pending against any of the Corporations, CRC or FBLP and, to the knowledge of the Corporations and the Shareholder, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against any of the Corporations, CRC or FBLP. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted, (C) the parties to such claim, suit or proceeding, (D) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (E) the amount claimed and other relief sought, together with copies of all material documents, reports and other records relating thereto to the extent that they are in the Corporations' or the Shareholder's possession or control.

                        (c) Part III of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I of Schedule 3.8, all liens, claims and encumbrances secured by or otherwise affecting any asset of any of the Corporations, CRC or FBLP (including any Facility Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

                        (d) Part IV of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.8, all real and personal property leasehold interests to which any of the Corporations, CRC or FBLP is a party as lessor or lessee or, to the knowledge of the Corporations or the Shareholder, affecting or relating to any Facility Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of the other party thereto, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer.

                Except as described on the applicable part of Schedule 3.8, the Corporations, CRC, FBLP and the Shareholder have not made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on Schedule 3.8 except, in the case of liabilities and obligations listed on Parts I, III and IV of Schedule 3.8, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business.

                3.9 ACCURATE AND COMPLETE RECORDS. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of the Corporations, CRC and FBLP:

                        (a) have been made available to WCI and its agents at the Corporations' offices or at the offices of the Corporations' attorneys;



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                        (b) have been, in all material respects, maintained in
accordance with all applicable laws, rules and regulations; and

                        (c) are accurate and complete, reflect all material corporate transactions required to be authorized by each of the Corporation's Board of Directors and/or shareholder of the Corporations, whether on behalf of the Corporations, CRC or FBLP, or any other appropriate person or entity, and do not contain or reflect any material discrepancies.

                3.10 PERMITS AND LICENSES.

                        (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, and service agreements pursuant to which CRC or FBLP are authorized to collect and haul industrial, commercial and residential solid waste (the "COLLECTION FRANCHISES"), and of all other material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of each of the Corporations, CRC and FBLP (collectively the "GOVERNMENTAL PERMITS") owned by, issued to, held by or otherwise benefiting the Corporations, CRC, FBLP or the Shareholder as of the Closing Date. The status of the Governmental Permits related to the disposal areas owned or used by CRC or FBLP, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.10(a). Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholder, CRC, FBLP and the Corporations or WCI must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except for any filings by the Corporations required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), no declaration, filing or registration with, or notice to, or authorization, consent or approval or permit of, any governmental or regulatory body or authority is, to the knowledge of the Corporations and the Shareholder, necessary for the execution and delivery of this Agreement by the Corporations or the consummation by the Corporations of the transactions contemplated hereby. Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits enumerated and listed on Schedule 3.10(a) are, to the knowledge of the Corporations and the Shareholder, adequate for the operation of the business of each of the Corporations, CRC and FBLP and of each Facility Property as presently operated and are valid and in full force and effect. All of said Collection Franchises and other Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Corporations or the Shareholder, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporations nor the Shareholder has any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect for the period or term stated therein, subject to WCI's full compliance therewith, after consummation of the transactions contemplated hereby.

                        (b) The Corporation, CRC and FBLP have made available to WCI and its agents and representatives (i) all records, notifications, reports, permit and license




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applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND REPORTS") that, to the knowledge of the Corporations and the Shareholder, (A) are material to the operation of the business of each of the Corporations, CRC and FBLP, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past 24 months by the Corporations, CRC, FBLP or the Shareholder or their or his agents with respect to the business of the Corporations, CRC and FBLP, and (ii) all material notifications from such governmental agencies to the Corporations, CRC, FBLP, the Shareholder or their agents in response to or relating to any of such Records, Notifications and Reports.

                        (c) Schedule 3.10(c) lists each facility owned, leased, operated or otherwise used by the Corporations, CRC and FBLP, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "FACILITY" and collectively, the "FACILITIES"). Except as otherwise disclosed on Schedule 3.10(c):

                                (i) Each Facility owned by the Corporations,
CRC, FBLP or owned by the Shareholder or an Affiliate (as hereinafter defined) of the Shareholder and leased to the Corporations, CRC or FBLP is, to the knowledge of the Corporations and the Shareholder, fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and, none of such Facilities or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof. To the knowledge of the Corporations and the Shareholder, no Facility that is leased by the Corporations, CRC or FBLP from a non-Affiliate or the current use thereof constitutes a material non-conforming use or is otherwise subject to any material restrictions regarding the operation, renovation or reconstruction thereof.

                                (ii) To the knowledge of the Corporations and
the Shareholder, there are no circumstances, conditions or reasons that are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by the Corporations, CRC, FBLP or the Shareholder or an Affiliate of the Shareholder and leased to the Corporations, CRC or FBLP, and to the knowledge of the Corporations and the Shareholder there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility leased by the Corporations, CRC or FBLP from a third party who is not an Affiliate (as hereinafter defined) of the Shareholder.

                3.11 CERTAIN RECEIVABLES. Schedule 3.11 is an accurate list as of the Signing Date of the accounts and notes receivable of the Corporations, CRC and FBLP from and advances to employees, former employees, officers, directors, the Shareholder and Affiliates of the foregoing which have not been repaid. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in




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part by, or is under common control or ownership in whole
or in part with such person, in the case of WCI, the Corporations, CRC and FBLP includes directors, officers and partners, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren, and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

                3.12 FIXED ASSETS AND REAL PROPERTY.

                        (a) Schedule 3.12(a) lists substantially all the fixed assets (other than real estate) of the Corporations, CRC and FBLP, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on Schedule 3.12(a), all containers, vehicles, machinery and equipment necessary for the operation of the businesses of the Corporation, CRC and FBLP are in operable condition, and all of the motor vehicles and other rolling stock of the Corporations, CRC and FBLP are in compliance with all applicable laws, rules and regulations. All such containers, vehicles, machinery and equipment are substantially free of known defects that would cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither the Corporations nor, to the knowledge of the Corporations or the Shareholder, any other party to such leases is in breach of any of the material provisions thereof.

                        (b) Each parcel of real property leased, owned, being purchased, operated, or otherwise used by the Corporations, CRC or FBLP as of the Closing Date (the "FACILITY PROPERTY"), including the street address and, in the case of Facility Property owned or being purchased, the legal description thereof, is listed on Schedule 3.12(b), and attached to said Schedule 3.12(b), are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Facility Property, as well as a current commitment for title insurance issued by a title insurance company satisfactory to WCI with respect to each Facility Property owned or being purchased by the Corporations, CRC or FBLP, together with copies of all of the title exceptions referred to in each such commitment. All leases listed on Schedule 3.12(b) are in full force and effect and binding on the parties thereto; none of the Corporations, CRC or FBLP nor any other party to any such lease is in breach of any of the material provisions thereof; to the knowledge of the Corporations and the Shareholder, the landlord's interest in each such lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated; and the Corporations, CRC or FBLP have not assigned any such lease or sublet all or any part of the Facility Property which is the subject of any such lease. Except as described on Schedule 3.12(b), there are no material physical or mechanical defects in any Facility located on any Facility Property and each such Facility is in good condition and repair.

                        (c) The Corporations, CRC and FBLP have good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of the Corporations, CRC or FBLP, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Parts I and III of Schedule 3.8 (collectively, the "PERMITTED LIENS"), provided that insofar as this representation and warranty relates to title to any Facility Property owned by a Corporation, CRC or FBLP for which title insurance is obtained as contemplated by Section 6.9, such representation and warranty shall be limited to the knowledge of the Corporation and the Shareholder. Except as described on
Schedule 3.12(b), there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Facility Property owned or being purchased, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

                3.13 RELATED PARTY TRANSACTIONS. Neither the Shareholder nor the Shareholder's Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or as of the date of this Agreement is indebted to or is owed money by, any of the Corporations, CRC or FBLP not disclosed on the Financial Statements. Except as disclosed in the Financial Statements, neither the Shareholder nor the Shareholder's Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Corporations, CRC or FBLP.

                3.14 CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.

                        (a) Schedule 3.14(a) lists, as of the Signing Date, and includes copies of, all material contracts and agreements (other than leases and documents included with Schedule 3.12(b)) to which any of the Corporations, CRC or FBLP is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Except as disclosed on Schedule 3.14(a), all such contracts and agreements included in Schedule 3.14(a) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.14(a), none of the Corporations, CRC or FBLP nor, to the Corporations' or any Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified the Corporations, CRC, FBLP or the Shareholder of a default thereunder, or exercised any options thereunder.

                        (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against the Corporations, CRC or FBLP, the result of which could materially adversely affect the Corporations, CRC or FBLP or any of their businesses or any of the Corporate Properties, nor has any of the Corporations, CRC or FBLP been notified that any such judgment, order, writ, injunction or decree has been requested.

                3.15 INSURANCE. Schedule 3.15 is a complete list and includes copies, as of the Signing Date, of all insurance policies in effect on the Signing Date or, with respect to "OCCURRENCE" policies that were in effect, carried by the Corporations, CRC or FBLP in respect of the Corporate Properties or any other property used by the Corporations, CRC or FBLP specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. During the last five years, there has been no lapse in any material insurance coverage of the Corporations, CRC or FBLP. For each insurer providing coverage for any of the contingent or other liabilities listed on Schedule 3.8, except to the extent otherwise set forth in Part II of Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by the Corporations, CRC or FBLP and the insurer has assumed defense of each suit or legal proceeding. All such proceedings are fully covered by insurance, subject to normal deductibles.

                3.16 PERSONNEL. Schedule 3.16 is a complete list, as of the Signing Date, of all officers, directors and employees (by type or classification) of the Corporations, CRC and FBLP and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees.
Schedule 3.16 also lists the driver's license number for each driver of the motor vehicles of the Corporations, CRC and FBLP.

                3.17 BENEFIT PLANS AND UNION CONTRACTS.

                        (a) Schedule 3.17(a) is a complete list as of the Signing Date, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by the Corporations, CRC and FBLP, including employment agreements and any other agreements containing "GOLDEN PARACHUTE" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Signing Date. Except for the employee benefit plans described on Schedule 3.17(a), the Corporations have no other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on Schedule 3.17(a), all employee benefit plans listed on Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.17(a). Except as disclosed on
Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of
Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. Neither the Corporations, CRC or FBLP has incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, and none of the Corporations, CRC or FBLP, nor a party-in-interest or disqualified person, has engaged in any transaction or other activity which would give rise to such liability. None of the Corporations, CRC or FBLP have participated in or made contributions to any "MULTI-EMPLOYER PLAN" as defined in the Employee

Retirement Income Security Act of 1974 ("ERISA"), nor would the Corporations, CRC or FBLP or any Affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Closing Date. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

                        (b) There are now no union contracts or agreements between any of the Corporations, CRC or FBLP and any collective bargaining group, nor have there ever been any such contracts in effect. The Corporations, CRC and FBLP are in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the Corporations' or any Shareholder's knowledge, threatened, against the Corporations, CRC or FBLP before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against it pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Closing Date, existing or threatened against the Corporations, CRC or FBLP; no union organizational activity exists respecting employees of the Corporations, CRC or FBLP, and Schedule 3.17(b) contains a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of the Corporations, CRC or FBLP. None of the Corporations, CRC or FBLP have experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years.

                        (c) No payment made to any employee, officer, director or independent contractor of the Corporations, CRC or FBLP (the "RECIPIENT") pursuant to any employment contract, severance agreement or other arrangement (the "GOLDEN PARACHUTE PAYMENT") will be nondeductible by any of the Corporations, CRC or FBLP because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will the Corporations be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

                3.18 TAXES.

                        (a) The Corporations, CRC and FBLP have timely filed or will timely file all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on
Schedule 3.18(a), there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against any of the Corporations, CRC or FBLP relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of the Corporations, CRC and FBLP for each of their last three fiscal years are attached as part of Schedule 3.18(a). Copies of all other federal, state, local and other tax and information returns for all prior years of existence have been made available to WCI and are among the records of the Corporations, CRC and FBLP that will accrue to WCI at the Closing.

None of the Corporations, CRC or FBLP has been contacted by any federal, state or local taxing authority regarding a prospective examination.

                        (b) Except as set forth on Schedule 3.18(b) (which schedule also includes the amount due with respect to the Corporations, CRC and
FBLP) the Corporations, CRC and FBLP have duly paid all taxes and other related charges required to be paid prior to the date of this Agreement. The reserves for taxes contained in the Financial Statements are adequate to cover any tax liability as of the Signing Date.


                        (c) The Corporations, CRC and FBLP have withheld all required amounts from their employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by the Corporations, CRC and FBLP for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

                3.19 COPIES COMPLETE; REQUIRED CONSENTS. Except as disclosed on
Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of the Corporations, and the agreements of limited partnership of CRC and FBLP, in each case as amended to the Signing Date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to WCI in connection with the transactions contemplated hereby are complete and accurate as of the Signing Date and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.19, the rights and benefits of the Corporations, CRC and FBLP will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except the Required Governmental Consents, such consents and approvals as are listed on Schedule 3.19, all of which have been given or obtained.

                3.20 CUSTOMERS, BILLINGS, CURRENT RECEIPTS AND RECEIVABLES.
Schedule 3.20 is a current, accurate and complete list of, and includes:

                        (a) the customers that CRC and FBLP serve on an ongoing basis, including name, location and current billing rate, as of the Closing Date;

                        (b) an accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the month in which such Schedule is delivered, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.11 and 3.20, , CRC's and FBLP's accounts and notes receivable are collectible in the amounts shown on Schedules 3.11 and 3.20; and

                        (c) the average monthly revenues of CRC and FBLP derived from billings to its customers for each of the twelve months preceding the Closing Date. Except as set forth on Schedule 3.20, neither the Corporations nor any Shareholder has any knowledge of any reason why any of such average monthly revenues after the Closing Date should not continue at approximately the same rate as before the Closing Date.

                3.21 NO CHANGE WITH RESPECT TO THE CORPORATIONS. Except as set forth on Schedule 3.21, since the Balance Sheet Date, the business of each of the Corporations, CRC and FBLP have been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the Corporations, CRC or FBLP other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.21, with respect to the Corporations, CRC and FBLP, since the Balance Sheet Date, there has not been:

                        (a) any material change any of their financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business, taken as a whole;

                        (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of any of their properties or business;

                        (c) any change in or agreement to change (i) either of the Corporations' shareholders, (ii) ownership of either of the Corporations' authorized capital or outstanding securities, (iii) either of the Corporations' securities, or (iv) the identity or interest of any of the general or limited partners of CRC or FBLP.

                        (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of either of the Corporations' capital stock or any direct or indirect redemption, purchase or other acquisition of any of a Corporation's capital stock;

                        (e) any increase or bonus or promised increase or bonus in the compensation payable or to become payable, in excess of usual and customary practices, to any of their directors, officers, partners, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of their present or former officers or other key employees;

                        (f) any labor dispute or any other event or condition of any character with respect to any of their employees, materially adversely affecting any of their business or future prospects;

                        (g) any sale or transfer, or any agreement to sell or transfer, any of their material assets, property or rights to any other person, including, without limitation, the Shareholder and the Shareholder's Affiliates, other than in the ordinary course of business;

                        (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to any of them, including, without limitation, any indebtedness or obligation of the Shareholder or any Affiliate thereof;

                        (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of their assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                        (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of their property, rights or assets outside the ordinary course of business;

                        (k) any waiver of any of their material rights or claims;

                        (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which any of them is a party; or

                        (m) any other material transaction outside the ordinary course of business.

                3.22 CLOSING DATE DEBT; EFFECTIVE DATE CURRENT ASSETS AND EFFECTIVE DATE CURRENT LIABILITIES.

                        (a) When delivered at the Closing, Schedule 3.22(a) will list (i) the amount of the aggregate debt (excluding trade payables and the Bond
Debt) of the Corporations, CRC and FBLP outstanding on the Closing Date required to be repaid by WCI or the Corporations, CRC or FBLP at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by WCI or the Corporations, CRC or FBLP in connection with the repayment of any such debt,
(ii) the amount of the aggregate debt (excluding trade payables and the Bond
Debt) of the Corporations, CRC and FBLP outstanding on the Closing Date which will remain outstanding obligations after the Closing Date, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date, (iii) the aggregate amount of the present value as of the Closing Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the Corporations, CRC or FBLP by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Corporations, CRC or FBLP that are not capitalized lease obligations, and (iv) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Corporations, CRC and FBLP (the "CLOSING DATE DEBT"). When delivered at the Closing, Schedule 3.22(a) will separately list the aggregate principal amount and all accrued but unpaid interest on the Bond Debt. Schedule 3.22(a) will include wire transfer instructions for creditors whose Closing Date Debt WCI has designated for payment, and attached to Schedule 3.22(a) are pay-off letters or instructions from such creditors in the form provided by WCI's bank or acceptable to WCI.

                        (b) Schedule 3.22(b) is an estimate as of the Signing Date of the amount of the aggregate current liabilities (including any reserve for unpaid taxes and any accrued vacation benefits and excluding the current portion of long-term debt to the extent such current portion is included in Closing Date Debt) and trade payables of each of CRC and FBLP as of the Balance Sheet Date (the "BALANCE SHEET DATE CURRENT LIABILITIES") and the amount of the aggregate cash and other current assets of each of CRC and FBLP as of the Balance Sheet Date, including prepaid expenses the benefit of which survives the Closing Date and the accounts receivable of each of CRC and FBLP earned prior to the Balance Sheet Date, and collectible (less an allowance for doubtful accounts) on or after the Balance Sheet Date (the "BALANCE SHEET DATE CURRENT ASSETS").

                3.23 BANK ACCOUNTS.

                        (a) Schedule 3.23(a) is a complete and accurate list, as of the Signing Date, of:

                                (i) the name of each bank in which the
Corporations, CRC and FBLP have accounts or safe deposit boxes;

                                (ii) the name(s) in which the accounts or boxes
are held;

                                (iii) the type of account; and

                                (iv) the name of each person authorized to draw
thereon or have access thereto.

                        (b) Schedule 3.23(b) is a complete and accurate list, as of the Signing Date, of:

                                (i) each credit card or other charge account
issued to each of the Corporations, CRC and FBLP; and

                                (ii) the name of each person to whom such credit
cards or other charge accounts have been issued.

                3.24 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.24, the Corporations, CRC and FBLP have, to the knowledge of the Corporations and the Shareholder, complied with, and are presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "LAWS"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on
Schedule 3.24, to the knowledge of the Corporations and the Shareholder, there has been no assertion by any party that any of the Corporations, CRC or FBLP is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.24:

                        (a) Except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC Section 6901 et seq. ("RCRA"), none of the Corporations, CRC or FBLP has accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section 3.24(e) below) nor has any of them accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws. Notwithstanding the foregoing, the Shareholder shall not be liable for any indemnification claim pursuant to Section 10.1 for breach of the representation set forth in this Section 3.24(a) to the extent the Corporations, CRC or FBLP accepted, processed, handled, transferred, treated, stored or disposed of Hazardous Material, asbestos, medical waste, radioactive waste or municipal waste without their knowledge based on misrepresentations or omissions by third parties to the Corporations, CRC or FBLP as to the content of waste accepted, processed, handled, transferred, treated, stored or disposed of.

                        (b) During the Corporations', CRC's or FBLP's ownership or leasing of the Facility Property owned or leased by it and, to the knowledge of the Corporations and the Shareholder, prior to such ownership or leasing of such Facility Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Facility Property. Notwithstanding the foregoing, the Shareholder shall not be liable for any indemnification claim pursuant to
Section 10.1 for breach of the representation set forth in this Section 3.24(b) to the extent the Corporations, CRC or FBLP disposed of such Hazardous Material at any Facility Property without their knowledge based on misrepresentations or omissions by third parties to the Corporations, CRC or FBLP as to the content of waste accepted for disposal.

                        (c) During the Corporations', CRC's or FBLP's ownership or leasing of the Facility Property owned or leased by it and, to the knowledge of the Corporations and the Shareholder, prior to such ownership or leasing of such Facility Property, no Facility Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Facility Property or any real property now or previously owned or leased by any of the Corporations, CRC or FBLP. There are no pending and, to the Corporations' and Shareholder's knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Facility Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

                        (d) Except as allowed under Environmental Laws, the Corporations, CRC and FBLP have not knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

                        (e) As used in this Agreement, "HAZARDOUS MATERIAL" means the substances (i) defined as "HAZARDOUS WASTE" in 40 CFR 261, and substances defined in any comparable Washington or Oregon statute or regulation;
(ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance required to be disposed of in a manner expressly prescribed by Environmental Laws.

                3.25 POWERS OF ATTORNEY. None of the Corporations, CRC or FBLP has granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit any of the Corporations, CRC or FBLP in any manner.

                3.26 UNDERGROUND STORAGE TANKS. Except as set forth on Schedule 3.26, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or Environmental Laws are currently or have been located on any Facility Property. Except as set forth on
Schedule 3.26, none of the Corporations, CRC or FBLP have owned or leased any real property not included in the Facility Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280. As to each such underground storage tank ("UST") identified on Schedule 3.26, the Corporations have provided to WCI, on
Schedule 3.26:

                        (a) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether any of the Corporations, CRC or FBLP currently owns or leases the property on which the UST is located (and if none of the Corporations, CRC or FBLP currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

                        (b) the date of installation and specific use or uses of the UST;

                        (c) copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

                        (d) a copy of each notice to or from a governmental body or agency relating to the UST;

                        (e) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

                        (f) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Corporations', or the Shareholder's knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

        Except to the extent set forth on Schedule 3.26, the Corporations, CRC and FBLP have complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.26.

                3.27 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Schedule 3.27 lists all patents, tradenames, fictitious business names, trademarks, service marks, and copyrights owned by the Corporations, CRC or FBLP or which any of them is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by the Corporations, CRC or FBLP in any of their businesses infringe on any patents, trademarks, or copyrights, or any other rights of any person. Neither the Corporations nor the Shareholder knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

                3.28 ASSETS, ETC., NECESSARY TO BUSINESS. Each of the Corporations, CRC and FBLP owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.5, 3.10(a), 3.10(c), 3.14(a) and 3.19, is a party to all Collection Franchises and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Collection Franchises and Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8-Part II, 3.10(a), 3.10(c) 3.14(a) and 3.19, are in full force and effect and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporations nor the Shareholder has any knowledge of any reason why all such Collection Franchises and Governmental Permits and agreements will not remain in effect in accordance with their terms after consummation of the transactions contemplated hereby.

                3.29 CONDEMNATION. No Facility Property owned or leased by any of the Corporations, CRC or FBLP are the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Corporations and the Shareholder, no such proceedings are threatened.

                3.30 SUPPLIERS AND CUSTOMERS. To the knowledge of the Corporations and the Shareholder, the relations between CRC and FBLP and each of their customers are good. Neither the Corporations nor the Shareholder has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to CRC or FBLP intends to cease providing such items to either of them, nor do either of the Corporations or the Shareholder has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of CRC or FBLP intends to terminate, limit or reduce its business relations with CRC or FBLP.

                3.31 ABSENCE OF CERTAIN BUSINESS PRACTICES. None of the Corporations, CRC, FBLP, or the Shareholder has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of CRC or FBLP in connection with any actual or proposed transaction which (a) might subject the Corporation, CRC or FBLP to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the Corporations, CRC or FBLP, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of the Corporations, CRC or FBLP or which might subject the Corporations, CRC or FBLP to suit or penalty in any private or governmental litigation or proceeding.

                3.32 NO MISLEADING STATEMENTS. The representations and warranties of the Corporations and the Shareholder contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

                3.33 BROKERS; FINDERS. No person has acted directly or indirectly as a broker, finder or financial advisor for either of the Corporations or the Shareholder in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of either of the Corporations or the Shareholder.

                3.34 S CORPORATION MATTERS. Each of the Corporations has elected to be treated as an S Corporation within the meaning of the Code for the years listed on Schedule 3.34.

        4. REPRESENTATIONS AND WARRANTIES OF WCI

        WCI represents and warrants to the Shareholder that each of the following representations and warranties is true as of the Closing Date:

                4.1 EXISTENCE AND GOOD STANDING. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition.

                4.2 NO CONTRACTUAL RESTRICTIONS. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

                4.3 AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Corporations and the Shareholder, constitutes a legal, valid and binding obligation of WCI. WCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

                4.4 GOVERNMENTAL AUTHORITIES; CONSENTS. Except for any filings by WCI required by the HSR Act and any required filings with applicable state regulatory authorities, WCI is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby, and no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by WCI in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby, except such as shall have been obtained by the Closing Date.

                4.5 NO MISLEADING STATEMENTS. The representations and warranties of WCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholder pursuant hereto are accurate and complete in all material respects, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

                4.6 BROKERS; FINDERS. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI.

        5. COVENANTS FROM SIGNING TO CLOSING DATE

                        5.1 OPERATIONS. Between the Signing Date and the Closing Date, the Corporations will, and will cause CRC and FBLP to, and the Shareholder will cause the Corporations to:

                        (a) carry on each respective business in substantially the same manner as heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

                        (b) maintain their properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                        (c) perform all material obligations under agreements relating to or affecting their assets, properties, business operations and rights;

                        (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                        (e) use reasonable efforts to maintain and preserve each of their business organizations intact, retain present employees and maintain relationships with suppliers, customers and others having business relations with any of them on a basis consistent with past practice;

                        (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to each of their continuing operations;

                        (g) maintain compliance with all Collection Franchises and Governmental Permits and all laws, rules, regulations and consent orders consistent with past practice;

                        (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of each of their business operations, whether or not such approval would expire before or after the Closing; and

                        (i) advise WCI promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

                5.2 NO CHANGE. Between the Signing Date and the Closing Date, the Corporations will not, and will not permit CRC and FBLP to, and the Shareholder will not permit the Corporations to, take any action described below without the prior written consent of WCI:

                        (a) make any change in the Articles of Incorporation or Bylaws of either of the Corporations or the agreement of limited partnership of either CRC or FBLP;

                        (b) authorize, issue, transfer, pledge, distribute or sell any of the Corporations' Stock or any other securities of the Corporations;

                        (c) except as set forth on Schedule 1.4 with respect to Excluded Assets, declare or pay any dividend or make any distribution in respect of the capital stock of the Corporations whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of the capital stock or the Corporations;

                        (d) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty (30) day period without regard to whether such capital expenditure is in the ordinary course of business;

                        (e) except as set forth on Schedules 3.16 and 3.21, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

                        (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

                        (g) except as set forth on Schedule 1.4 with respect to Excluded Assets, sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

                        (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

                        (i) waive any material rights or claims;

                        (j) amend, terminate or enter into any material agreement or any site assessment, permit, license or other right, without the prior written consent of WCI other than in the ordinary course of business;

                        (k) enter into any other transaction outside the ordinary course of business or prohibited hereunder; or

                        (l) take any action or suffer or permit any event to occur that would cause any representation or warranty of the Corporations or the Shareholder to become untrue as of the Closing Date.

                5.3 OBTAIN CONSENTS. Promptly after the Signing Date, the Corporations, CRC and FBLP will, and the Shareholder shall cause them to, make all filings and take all steps reasonably necessary to obtain all consents and approvals, if any, of each other party whose consent or approval is necessary to permit the consummation of the transactions contemplated in this Agreement pursuant to, or required to prevent the breach of or permit the assignment of, any material Collection Franchises, Governmental Permits, or Required Governmental Consents (the "NECESSARY CONSENTS"), and shall take all steps necessary to obtain all other non-material approvals and non-material consents required to be obtained by them or the Shareholder to consummate the transactions contemplated by this Agreement.

                5.4 ACCESS; CONFIDENTIAL INFORMATION. Between the Signing Date and the Closing Date, the Shareholder and the Corporations will, and the Shareholder will cause the Corporations to, afford to the officers and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, reasonable access to the Facilities, plants, Facility Property and other properties, books and records of the Corporations, CRC and FBLP, and will furnish WCI with such additional financial and operating data and other information as to the business and properties of the Corporations, CRC and FBLP as WCI may from time to time reasonably request. The Shareholder will and will cause the Corporations to cooperate with WCI, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. The Shareholder and the Corporations shall provide to WCI such information and materials regarding each of the Corporations', CRC's and FBLP's business as WCI may reasonably request. WCI will cause all information obtained from the Shareholder, the Corporations, CRC and FBLP, in connection with WCI's due diligence review and the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which WCI may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Corporations, CRC, FBLP or the Shareholder. Each party hereto shall not disclose to any third person other than their accountants, bankers or legal counsel any of the terms or provisions of this Agreement prior to or after the Closing Date without prior written consent of WCI.

                5.5 CONTROL OF THE CORPORATIONS' OPERATIONS. Nothing contained in this Agreement shall give to WCI, directly or indirectly, rights to control or direct any Corporation's operations prior to the Closing Date. Prior to the Closing Date, each Corporation shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

                5.6 ACQUISITION TRANSACTIONS. From the Signing Date to the Closing Date, or earlier termination of this Agreement, no Corporation nor the Shareholder shall initiate, solicit, negotiate, encourage or provide information to facilitate, and each of the Corporations and the Shareholder shall not, and shall use its or his reasonable efforts to cause any officer, director or employee of each Corporation, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or him not to, initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of any Corporation or any capital stock (including without limitation the Corporations' Stock) of any Corporation, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "ACQUISITION TRANSACTION"). Each Corporation and the Shareholder shall immediately notify WCI after receipt of any proposal for an Acquisition Transaction, indication of interest or request for information relating to any Corporation in connection with an Acquisition Transaction or for access to the properties, books or records of any Corporation by any person or entity that informs the Board of Directors of any Corporation that it is considering making, or has made, a proposal for an Acquisition Transaction. Such notice to WCI shall be made orally and in writing.

        6. CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE

        The obligations of WCI under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

                6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Corporations and the Shareholder contained in this Agreement or in any Exhibit, Schedule, certificate or document delivered by the Corporations or the Shareholder under this Agreement shall be true, correct and complete on and as of the date when made in all material respects, and (except to the extent that such representations and warranties speak of an earlier date) shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

                6.2 CONDITIONS. The Corporations and the Shareholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

                6.3 NO MATERIAL ADVERSE CHANGE. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise) of the business, properties or assets of the Corporations, CRC or FBLP.

                6.4 CERTIFICATES. The President of each of the Corporations shall have delivered to WCI a certificate, dated as of the Closing Date, in form and substance satisfactory to WCI and the Shareholder, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3, and the Shareholder shall have delivered to WCI a certificate dated as of the Closing

Date, in form and substance satisfactory to WCI and the Shareholder, certifying to the fulfillment of the conditions set forth in Section 6.1, 6.2 and 6.3 applicable to the Shareholder.

                6.5 NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

                6.6 OTHER DELIVERIES. The Shareholder shall have delivered the items which he is required to deliver under Section 8 of this Agreement.

                6.7 NECESSARY CONSENTS. All Necessary Consents shall have been obtained.

                6.8 HSR WAITING PERIOD. The waiting period applicable to the consummation of this transaction under the HSR Act shall have expired or been terminated.

                6.9 TITLE INSURANCE. The Corporations shall obtain, at WCI's cost and expense, an ALTA Owner's Standard Policy of title insurance for each Facility Property owned by any of the Corporations, CRC or FBLP insuring fee simple title to such Facility Property in one of the Corporations, subject only to current real property taxes and assessments, standard printed conditions and exceptions, and such title exceptions as shall have been accepted in writing by WCI, containing such endorsements as WCI may reasonably require.

        7. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDER AND THE CORPORATION TO CLOSE

        The obligations of the Corporations and Shareholder under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Shareholder:

                7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of WCI contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made in all material respects, and (except to the extent that such representations and warranties speak of an earlier date) shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

                7.2 CONDITIONS. WCI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

                7.3 CERTIFICATE. WCI shall have delivered to the Shareholder a certificate, dated as of the Closing Date, in form and substance satisfactory to the Shareholder, certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2.

                7.4 NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

                7.5 OTHER DELIVERIES. WCI shall have delivered the items which it is required to deliver under Section 8 of this Agreement.

                7.6 NECESSARY CONSENTS . All Necessary Consents shall have been obtained.

                7.7 HSR WAITING PERIOD. The waiting period applicable to the consummation of this transaction under the HSR Act shall have expired or been terminated

        8. CLOSING DELIVERIES

        At the Closing, the respective parties shall make the deliveries indicated:

                8.1 WCI DELIVERIES.

                        (a) WCI shall deliver the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.2(a).

                        (b) WCI shall execute and deliver to the Shareholder the certificate set forth in Section 7.3.

                8.2 SHAREHOLDER DELIVERIES.

                        (a) The Shareholder shall deliver to WCI the certificates representing the outstanding Corporations' Stock free and clear of all liens, security interests, claims and encumbrances, accompanied by stock powers duly executed in blank.

                        (b) The Shareholder shall deliver evidence reasonably satisfactory to WCI that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents, were obtained and the Shareholder shall deliver an estoppel certificate from the landlords under all real estate leases to which the Corporations, CRC or FBLP is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that the lessee is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as WCI may require.

                        (c) The Shareholder shall deliver Schedule 3.22(a) to this Agreement.

                        (d) The Corporations shall deliver to WCI evidence satisfactory to WCI showing that all written employment contracts and all oral employment contracts other than those that are terminable "AT WILL" without payment of severance (other than normal severance benefits approved by WCI) or other benefits with non-union employees of the Corporations, CRC and FBLP (including, without limitation, stock options or other rights to obtain equity in the Corporations, CRC and FBLP) have been terminated, effective on or before the Closing Date.

                        (e) The Shareholder shall cause each officer and director of each of the Corporations to deliver a resignation as an officer and/or director of that Corporations together with a general release releasing the Corporations from all obligations under any indemnification agreements, the charter documents of the Corporations, or otherwise, arising out of or relating to this Agreement or the consummation of the transactions contemplated thereby, other than obligations arising after the Closing Date under this Agreement.

                        (f) The Corporations and the Shareholder shall execute and deliver to WCI the certificates set forth in Section 6.4.

                        (g) FBLP shall execute and deliver to WCI a Transportation Agreement (the "TRANSPORTATION AGREEMENT") with Tidewater Barge Lines, Inc. ("TIDEWATER") substantially in the form of Exhibit 8.2(g).

                        (h) At the Closing, the Shareholder shall deliver to WCI an opinion of counsel for the Shareholder, the Corporations, CRC and FBLP dated as of the Closing Date, covering in substance the matters described in Exhibit 8.2(h).

                        (i) At the Closing, the Shareholder shall deliver to WCI, the Corporations, CRC and/or FBLP such releases, assignments, conveyances and other instruments executed by Tidewater as WCI shall reasonably request pursuant to which Tidewater will acknowledge and confirm that to the extent it previously had an interest in any contracts, assets, operations and lines of business of the Corporations, CRC or FBLP, as of the Closing Date it no longer has such interest.

        9. ADDITIONAL COVENANTS OF WCI, THE CORPORATION AND THE SHAREHOLDER

                9.1 NO DELAY. The Corporations, the Shareholder and WCI covenant and agree from and after the date hereof not to hinder in any way or unreasonably delay the Closing Date and to use their respective reasonable efforts to obtain Necessary Consents and otherwise to cause the Closing Date to occur as soon as reasonably practicable after the date of this Agreement, provided, however, that in using its reasonable efforts WCI shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any Governmental Permit, that, in WCI's reasonable judgment, imposes a materially adverse financial burden or operating condition on WCI.

                9.2 RELEASE OF GUARANTIES. WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing Date of the personal guaranties of the Shareholder and Tidewater listed on Schedule 9.2, all of which relate to indebtedness of the Corporations, CRC or FBLP included in the Financial Statements as of the Balance Sheet Date or WCI shall indemnify the Shareholder and Tidewater and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the Corporations, CRC or FBLP as of the Closing Date which is personally guaranteed by the Shareholder or Tidewater pursuant to such guaranties. The Shareholder and Tidewater may notify the obligees under such guaranties that they have terminated their obligations under such guaranties. The Shareholder shall, and shall use reasonable efforts to cause Tidewater to, cooperate with WCI in obtaining such releases.

                9.3 RELEASE OF SECURITY INTERESTS. On or after the Closing Date, the Shareholder and his respective Affiliates shall cause those security interests in the assets of the Corporations, CRC or FBLP that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of the Corporations, CRC or FBLP) of the Shareholder or his respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Corporations, CRC and FBLP relating to the indebtedness of the Shareholder to be released to the reasonable satisfaction of WCI.

                9.4 CONFIDENTIALITY. Neither the Corporations nor the Shareholder shall, nor shall they permit CRC or FBLP to, disclose or make any public announcements of the transactions contemplated by this Agreement, except as required by the HSR Act, without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify WCI at least 24 hours before such disclosure or announcement is expected to be made.

                9.5 BROKERS AND FINDERS FEES. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

                9.6 TAXES. WCI shall reasonably cooperate, at the expense of the Shareholder, with the Shareholder with respect to any matters involving the Shareholder arising out of the Shareholder's ownership of the Corporations and the Corporations' interest in CRC and FBLP prior to the Closing, including matters relating to tax returns and refunds and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholder such files, documents, books and records of the Corporations, CRC and FBLP for inspection and copying as may be reasonably requested by the Shareholder and shall cooperate with the Shareholder with respect to retaining information and documents that relate to such matters.

                9.7 SHORT YEAR TAX RETURNS. After the Closing Date, the Shareholder shall prepare at his sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of the Corporations' fiscal year in which the Closing occurs and ending with the Closing Date. Each such return shall be prepared in a financially responsible and conservative manner substantially in the manner and in accordance with elections used in prior periods by the Corporations and shall be delivered to WCI together with all necessary supporting schedules within the earlier of 120 days following the Closing Date or 60 days before the date such returns are due for its approval (but such approval shall not relieve the Shareholder of his responsibility for the taxes assessed under these returns). The Shareholder shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Closing

Date in excess of the amount of any reserve for taxes included in Effective Date Current Liabilities and shall be responsible for all taxes incurred on the Net Profits. At the time of the delivery of the returns, the Shareholder shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due. WCI shall sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Shareholder shall be entitled to receive all refunds shown on said returns or attributable to prior periods and any such refunds received by the Corporations or WCI shall be remitted to the Shareholder at the Shareholder's request. WCI shall cause the Corporation, CRC and/or FBLP to file amended returns and refund requests for periods prior to the Closing Date as reasonably requested by the Shareholder.

                9.8 GENERAL RELEASE BY THE SHAREHOLDER. Effective as of the Closing Date, the Shareholder hereby fully releases and discharges each of the Corporations, CRC and FBLP and their directors, officers, partners, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which the Shareholder now has or may hereafter have against the Corporations, CRC and FBLP and their directors, officers, partners, agents and employees, arising out of or relating to events arising prior to or on the Closing Date, except (a) as may be described in written contracts disclosed in
Schedule 9.8 and expressly described and specifically excepted from this release in Schedule 9.8, (b) compensation as an employee of the Corporations for current periods expressly described and excepted from such release on Schedule 9.8, (c) for the obligations of the Corporations arising after the Closing Date under this Agreement and (d) any right of indemnification, contribution or other recourse against the Corporations, CRC and FBLP which he now has or may hereafter have against the Corporations, CRC and FBLP provided that the Shareholder shall not be entitled to indemnification, contribution or other recovery with respect to any Claim (as hereinafter defined) based on breach of the representations, warranties or covenants made in this Agreement, but only to the extent the Shareholder is liable to any WCI Indemnitee with respect to such breach (or would be so liable but for any of the limitations set forth in Section 10.2). Notwithstanding the foregoing, this release shall not be deemed a release of any rights that the Shareholder may have against any insurance carrier of the Corporations, CRC or FBLP.

                9.9 CERTAIN TAX MATTERS. The Shareholder acknowledges that WCI may make an election under Section 338(h)(10) of the Code with respect to one or both of the Corporations, and that after the Closing Date the Corporations may cause either CRC or FBLP to make an election under Section 754 of the Code. The Shareholder agrees that WCI, in its discretion, may make such elections; provided, however, that such election shall be made no later than the due date for such election. If such election is made by WCI:

                        (a) WCI shall be authorized to complete Form 8023;

                        (b) The Shareholder shall sign such completed Form 8023 at WCI's request;

                        (c) WCI and the Shareholder shall agree upon the allocation of the Purchase Price among the assets (including intangible assets) of the Corporation; and

                        (d) WCI shall indemnify the Shareholder with respect to all federal, state, county and local taxes required to be paid by him in connection with such election by increasing the Purchase Price by the amount of such taxes plus any amount necessary to pay taxes on the increased amount so that after such payment the effects of such election by WCI will be effectively "tax neutral" to the Shareholder.

                9.10 AGREEMENT TO COOPERATE.

                        (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Corporations and WCI, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of WCI, the Corporations, CRC and FBLP, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunctive or other legal bar to this transaction (and, in such case, to proceed with the transaction as expeditiously as possible).

                        (b) Without limitation of the foregoing, if required by applicable law, each of WCI and the Corporations undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the Signing Date, a Notification and Report Form under the HSR Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"). Each of WCI and the Corporations shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto. Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing.

                        (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, WCI shall have the right, at its own expense, to participate therein, and the Corporations will not settle any such litigation without the consent of WCI, which consent will not be unreasonably withheld.

                9.11 NOTIFICATION OF CERTAIN MATTERS. Each of the Corporations, WCI and the Shareholder agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Closing Date and (ii) any material failure on its or his part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                9.12 EMPLOYEES. After the Closing Date, WCI shall cause CRC's and FBLP's main office employees (all of whom are listed on Schedule 9.12(a) (the "OFFICE EMPLOYEES")) and facility employees (all of whom are listed on
Schedule 9.12(b) (the "FACILITY EMPLOYEES")) to either continue to be employed by CRC or FBLP in his or her current position or to be offered a similar position with a WCI Affiliate located in Clark County at his or her current compensation for a period of two years after the Closing Date for each Office Employee and one year after the Closing Date for each Facility Employee. In the event an Office Employee or Facility Employee is terminated by WCI without cause (as hereinafter defined), WCI will continue to pay such employee's compensation and will reimburse his or her costs under COBRA for the remainder of the applicable employment term (the second anniversary of the Closing Date in the case of Office Employees and the first anniversary of the Closing Date in the case of Facility Employees), provided that any Office Employee or Facility Employee whose employment by CRC or FBLP is terminated without cause and who declines an offer for a similar position at a WCI Affiliate located in Clark County shall not be entitled to such compensation and reimbursement of COBRA benefits. "CAUSE" means insobriety on the job, conviction of a misdemeanor involving moral turpitude or a felony, illegal business practices in connection with WCI's or its Affiliate's business, misappropriation of WCI's or its Affiliate's assets, excessive absence of the employee from his or her duties during usual working hours for reasons other than vacation, disability or sickness, any material breach by the employee of any material condition of employment or failure of the employee to perform competently and efficiently his or her duties, as determined by WCI in its reasonable discretion.

                9.13 NONCOMPETITION AGREEMENT. WCI acknowledges the existence of that certain Noncompetition Agreement dated as of December 31, 1997, by and between CRC and USA Waste Services, Inc. and agrees to indemnify the Shareholder and hold him harmless against any and all claims, liabilities, damages and expenses suffered or incurred by him, directly or indirectly, in connection with any breach by WCI or its Affiliate of such agreement occurring after the Closing Date.

        10. INDEMNIFICATION

                10.1 INDEMNITY BY THE SHAREHOLDER. The Shareholder, subject to the limitations set forth in Section 10.2, covenants and agrees that he will indemnify and hold harmless WCI, the Corporations and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI INDEMNITEES"), from and after the date of this Agreement and until the expiration of the applicable period described in Section 10.2(e), against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "ENVIRONMENTAL SITE LOSSES" (as such term is hereinafter defined) identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Shareholder provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the applicable period described in Section 10.2(e) (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1 INDEMNITY EVENTS"):

                        (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholder or the Corporations pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

                        (b) Any Environmental Site Losses in excess of the amount of liability with respect thereto, if any, set forth on Part II of
Schedule 3.8 arising from the design, development, construction, installation or operation of any "ENVIRONMENTAL SITE" (as hereinafter defined) during any period on or prior to the Closing Date but only to the extent the Environmental Site Loss resulted from a failure to comply with applicable laws, rules, regulations, ordinances, building codes, permits, licenses, franchises, municipal service contracts, judgments, orders, injunctions or decrees. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by a Corporation, CRC or FBLP or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies for violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "RELEASE" (as defined below) of pollutants (including odors) or Hazardous Substances from any Environmental Site resulting from activities thereat on or prior to the Closing Date, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "ENVIRONMENTAL SITE Losses" shall not include any losses or deficiencies relating to the inefficiency or lack of optimal use, design or function of any Environmental Site. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in waste lawfully disposed of in a landfill during the time a Corporation, CRC or FBLP owned and/or operated such landfill does not constitute an Environmental Site Loss.

                        (c) All matters on Schedule 3.8, Part II, or required to be described on Schedule 3.8, Part II, of which the Corporations or the Shareholder has knowledge on the Closing Date and which are not so described.

                        (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

                10.2 LIMITATIONS ON THE SHAREHOLDER'S INDEMNITIES.

                        (a) The obligations of the Shareholder to indemnify the WCI Indemnitees as provided in Section 10.1 shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all 10.1 Indemnity Events exceed two hundred fifty thousand dollars ($250,000) (the "GENERAL DEDUCTIBLE AMOUNT"); provided, that the amount of any obligation of indemnity arising pursuant to Section 10.1(a) with respect to any representation, warranty or covenant contained in Sections 3.1 through 3.5; 3.12(c), 3.18, 3.22, 9.7 and 9.10 hereof and pursuant to Section 10.1(c) shall not be subject to the General Deductible Amount.

                        (b) The maximum amount which WCI can recover as a result of one or more 10.1 Indemnity Events pursuant to the provisions hereof for Claims shall not exceed:

                                (i) Sixty percent (60%) of the Purchase Price
(as adjusted pursuant to Section 1.2) if the Claims Notice for the 10.1 Indemnity Event is delivered to the Shareholder during the time period from the Closing Date to and including the first anniversary of the Closing Date;

                                (ii) Forty-five percent (45%) of the Purchase
Price (as adjusted pursuant to Section 1.2) if the Claims Notice for the 10.1 Indemnity Event is delivered to the Shareholder during the time period from the first anniversary of the Closing Date to and including the second anniversary of the Closing Date; and

                                (iii) Thirty percent (30%) of the Purchase Price
(as adjusted pursuant to Section 1.2) if the Claims Notice for the 10.1 Indemnity Event is delivered to the Shareholder during the time period from the second anniversary of the Closing Date to and including the third anniversary of the Closing Date.

                        (c) Except to the extent the same shall directly result in a material increase in insurance premiums on a prospective basis, the Shareholder shall not be required to indemnify any WCI Indemnitee for any Claim to the extent that such Claim has been reimbursed or is reimbursable through insurance proceeds received or receivable by the WCI Indemnitee. Notwithstanding the foregoing, the WCI Indemnitee shall not be obligated to pursue reimbursement of any Claim through insurance proceeds but rather may be indemnified by the Shareholder and may allow the Shareholder to pursue such insurance proceeds directly, in which event the WCI Indemnitee shall reasonably cooperate with the Shareholder in connection therewith. In the event the WCI Indemnitee obtains insurance proceeds but the amount of such insurance does not cover the full amount of the Claim, or in the event the Claim shall directly result in an increase in insurance premiums on a prospective basis, the Shareholder shall remain liable for the difference in the insurance proceeds and the amount of the Claim, or in the case of an increase in insurance premiums, the amount of such increase directly attributable to the Claim, subject to the other limitations set forth herein. At the request of Shareholder, WCI will maintain or obtain liability insurance to cover losses of the type described in
Section 10.1(b) to the extent available for the period set forth in Section 10.2(e). Shareholder shall promptly pay or reimburse WCI for the cost of such insurance upon presentation of satisfactory evidence of the cost thereof.

                        (d) The indemnification provisions of this Section 10 shall be the exclusive remedy for any Claim for monetary damages arising under this Agreement or from the transactions contemplated hereby or otherwise, including claims under statute or common law, except for Fraud (as defined below), provided that nothing in this Section 10 shall be deemed to be the exclusive remedy or shall limit the remedies of any party with respect to the breach or nonfulfillment by any party of any obligation or covenant in this Agreement or any of the agreements contemplated hereby or entered into pursuant hereto required to be satisfied or fulfilled after the Closing Date. In addition, the parties shall be entitled to pursue any claims for non-monetary relief to which they may be entitled at law or in equity. For the purposes of this Section 10, "FRAUD" shall mean criminal activity, fraud, fraudulent inducement, intentional misrepresentation or concealment.

                        (e) The obligations of the Shareholder under Section
10.1 shall expire, unless a Claims Notice is given or litigation is commenced on or prior to the third anniversary of the Closing Date or, with respect to Claims based on Section 3.18, 90 days after the expiration of the applicable statute of limitations.

                10.3 NOTICE OF INDEMNITY CLAIM.

                        (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any WCI Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the WCI Indemnitee shall notify the Shareholder (the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such WCI Indemnitee, (ii) receipt by such WCI Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such WCI Indemnitee, or (iii) such WCI Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the WCI Indemnitee.

                        (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in Section 10.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the

Indemnifying Party is obligated to fully indemnify the WCI Indemnitee with respect to such action. The WCI Indemnitee may participate, at the WCI Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the WCI Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

                        (c) If, within twenty (20) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 10.3(b) and elected to defend the Claim, the WCI Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within ten (10) days after demand therefor, reimburse the WCI Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

                        (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

                        (e) In the event both the WCI Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel the WCI Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the WCI Indemnitee and the Indemnifying Party in the same action or proceeding and the WCI Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

                10.4 LIABILITY FOR BREACHES OF REPRESENTATIONS AND WARRANTIES. The liability of a party making the representations and warranties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") for a breach thereof shall survive the consummation of the transactions contemplated hereby until the later of the expiration of the period set forth in Section 10.2(e), or the final resolution of all Claims for which a Claims Notice is given prior to the expiration of the obligations of the Indemnifying Party under Section 10.2(e) but only as to the representations and warranties relevant to such Claims.

                10.5 NO EXHAUSTION OF REMEDIES; SUBROGATION; RIGHT OF SET OFF. The Shareholder waives any right to require any WCI Indemnitee to (i) proceed against the

Corporations; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. WCI may, but shall not be obligated to, set off against any and all payments due the Shareholder any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any 10.1 Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against the Shareholder or his successors. To the extent of any payment made by Shareholder to any WCI Indemnitee on account of any Claim pursuant to this
Section 10, the Shareholder shall be subrogated to all of the rights of recovery of such WCI Indemnitee, and such WCI Indemnitee shall, at the expense of the Shareholder, execute all documents reasonably required and shall do all things reasonably necessary to secure such rights and to enable the Shareholder effectively to bring suit to enforce such rights.

        11. OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDER AND WCI

                11.1 RESTRICTIVE COVENANTS. As to the Corporations, the Shareholder and his Affiliates acknowledge that (i) WCI, as the purchaser of the Corporations' Stock, is and will be engaged in the same business as CRC and FBLP (the "BUSINESS"); (ii) the Shareholder and his Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the States of Oregon and Washington and WCI intends to continue the Business in Oregon and Washington and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Oregon and Washington where it is not presently conducted; (iv) the Shareholder and his Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholder and his Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 8 will not impair such ability. The Shareholder covenants and agrees as set forth in (a), (b) and (c) below with respect to WCI, CRC and FBLP:

                        (a) NON-COMPETE. For a period commencing on the Closing Date and terminating ten (10) years thereafter (the "RESTRICTED PERIOD"), neither the Shareholder nor any of his Affiliates shall, anywhere within the State of Washington or Oregon, or in any county in Washington or Oregon where CRC, FBLP or WCI or one of its subsidiaries owns or operates the Business or a business similar to the Business (the "RESTRICTED AREA"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity other than WCI or one of its subsidiaries, (i) engage in the operation of a solid waste collection, transportation, disposal, tire processing and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill, except that the Shareholder may engage in any such capacity in the operation of a tire processing business using a method not used by CRC or FBLP if the Shareholder does not solicit any tire processing customers of either CRC or FBLP in violation of clause (ii);
(ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in the same business as CRC or FBLP; (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that [x] the Shareholder may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, if the Shareholder is not a controlling person of, or a member of a group which controls, such business and further provided that the Shareholder does not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business; [y] to the extent Tidewater is engaged in such activities on or after the Closing Date, Shareholder shall not be deemed to be in breach of this Section 11.1(a) so long as his ownership of equity securities of Tidewater does not exceed the amount owned on the Closing Date and so long as Shareholder does not participate in such activities on behalf of Tidewater; and [z] the Shareholder may engage in any of the above activities as a direct or indirect majority shareholder of Tidewater insofar as they relate to the transportation of solid waste by Tidewater.

                        (b) CONFIDENTIAL INFORMATION. During the Restricted Period and thereafter, the Shareholder and his Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "CONFIDENTIAL INFORMATION" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholder or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business. Notwithstanding the foregoing, Shareholder may disclose and discuss confidential information with his legal and tax advisors, and as is required in connection with any legal proceedings, and the Shareholder shall give WCI prior written notice of such disclosure at least forty-eight (48) hours before such disclosure is made, if possible.

                        (c) PROPERTY OF THE BUSINESS. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholder, the Corporations, CRC or FBLP, or made available to them relating to the Business, but excluding any materials (other than the minute books of the Corporations) maintained by any attorneys for the Corporations or the Shareholder prior to the Closing, are and shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing. Neither Shareholder nor counsel to Shareholder or the Corporations shall have any obligation to furnish materials excluded under the foregoing to WCI. All material that has been delivered or will be delivered to WCI under the foregoing provisions will be made available to the Shareholder upon reasonable request in connection with tax or other legal compliance matters or in connection any dispute under this Agreement.

                        (d) NON-SOLICITATION. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholder and his Affiliates shall not solicit any employees of the Corporations, CRC or FBLP to leave the employ of the Corporations, CRC or FBLP and join the Shareholder or any Affiliate in any business endeavor owned or pursued by the Shareholder.

                        (e) NO DISPARAGEMENT. From and after the Closing Date, the Shareholder shall not, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Shareholder from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, the Shareholder shall not, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony, nor does it apply to any statements made in connection with any judicial proceeding, arbitration or mediation to which WCI or one of its Affiliates and the Shareholder or one of his Affiliates (including Tidewater) are parties seeking to resolve any dispute relating to the interpretation or enforcement of this Agreement or the Transportation Agreement.

                11.2 RIGHTS AND REMEDIES UPON BREACH. If the Shareholder or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of
Section 11.1 herein (the "RESTRICTIVE COVENANTS"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

                        (a) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholder from any violation thereof.

                        (b) ACCOUNTING. The right and remedy to require the Shareholder to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

                        (c) SEVERABILITY OF COVENANTS. The Shareholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                        (d) BLUE-PENCILING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

                        (e) ENFORCEABILITY IN JURISDICTION. WCI and the Shareholder intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Shareholder that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

        12. GENERAL

                12.1 ADDITIONAL CONVEYANCES. Following the Closing, the Shareholder and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI or the Shareholder may reasonably request for the purpose of carrying out this Agreement. The Shareholder will cooperate with WCI and/or the Corporations on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

                12.2 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the heirs, legal representatives or assigns of the Shareholder; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

                12.3 PUBLIC ANNOUNCEMENTS. Except as required by law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing Date without the prior consent of the other parties hereto. The Shareholder, the Corporations, CRC and FBLP acknowledge that WCI will issue a press release following execution and delivery of this Agreement. WCI will deliver a copy of the press release to the Shareholder prior to its release. WCI agrees that prior to the Closing Date, it will not file a post-effective amendment to its registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to include the financial statements of the Corporations, CRC or FBLP without Shareholder's consent.

                12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                12.5 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to the Shareholder:                  at his respective address set forth on
                                        Schedule 3.2

With a copy to:                         Henry C. Breithaupt, Esq.
                                        Stoel Rives LLP
                                        900 S.W. Fifth Avenue, Suite 2600
                                        Portland, OR 97204-1268
                                        Fax: (503) 220-2480

If to WCI:                              Waste Connections, Inc.
                                        2260 Douglas Boulevard, Suite 280
                                        Roseville, California 95661
                                        Attention:  Ronald J. Mittelstaedt
                                        Fax: (916) 772-2920

With a copy to:                         Robert D. Evans, Esq.
                                        Shartsis, Friese & Ginsburg LLP
                                        One Maritime Plaza, 18th Floor
                                        San Francisco, California 94111
                                        Fax: (415) 421-2922

                12.6 ATTORNEYS' FEES. In the event of any dispute or controversy between WCI on the one hand and the Corporations or the Shareholder on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party, as awarded by the court. Such award shall include post-judgment attorney's fees and costs.

                12.7 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to its conflict of laws provisions.

                12.8 PAYMENT OF FEES AND EXPENSES. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholder, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporations), provided that WCI shall pay all filing fees under the HSR Act.

                12.9 INCORPORATION BY REFERENCE. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

                12.10 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

                12.11 NUMBER AND GENDER OF WORDS; CORPORATIONS. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

                12.12 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporations, the Shareholder and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporations, the Shareholder and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

                12.13 WAIVER. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

                12.14 CONSTRUCTION. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "DAY" are deemed to be a reference to a calendar day. All references to "BUSINESS DAY" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Washington or California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Shareholder, such term means the actual knowledge of the Shareholder or any knowledge which should have been obtained by the Shareholder upon reasonable inquiry by a reasonable business person. In the case of a Shareholder that is a trust, the term "KNOWLEDGE" means the actual knowledge of the trustee or trustees of the trust or any knowledge which should have been obtained by the trustee or trustees upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Corporations, such term means the actual knowledge of any management employee, officer or director of the Corporations or any knowledge which should have been obtained by any such person upon reasonable inquiry by a reasonable business person.

                12.15 DISCLOSURE SCHEDULES. The language in all parts of this Agreement must be Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

        13. GLOSSARY

        The definitions of the terms used below can be found at the Section indicated:

        Term                                              Section
        ----                                              -------
        Acquisition Transaction                           Section 5.6
        Affiliate                                         Section 3.11
        Antitrust Division                                Section 9.10(b)
        at will                                           Section 8.2(d)
        Balance Sheet Date                                Section 3.7
        Bond Debt                                         Section 1.2
        business day                                      Section 12.14
        Business                                          Section 11.1
        Cause                                             Section 9.12
        Claim                                             Section 10.3(a)
        Claims Notice                                     Section 10.3(a)
        Closing                                           Section 2.1
        Closing Date                                      Section 2.1
        Closing Date Debt                                 Section 3.22(a)
        Code                                              Section 3.17(a)
        Collection Franchises                             Section 3.10(a)
        Confidential Information                          Section 11.1(b)
        Corporations                                      Parties
        Corporations' Stock                               Recitals
        CRC                                               Parties
        day                                               Section 12.14
        Effective Date                                    Section 2.1
        Effective Date Current Assets                     Section 3.22(b)
        Effective Date Current Liabilities                Section 3.22(b)
        Environmental Site                                Section 10.1(b)
        Environmental Site Losses                         Section 10.1
        Environmental Laws                                Section 3.24
        ERISA                                             Section 3.17(a)
        Excluded Assets                                   Section 1.4
        Facility                                          Section 3.10(c)
        Facilities                                        Section 3.10(c)
        Facility Employees                                Section 9.12
        Facility Property                                 Section 3.12(b)
        FBLP                                              Recitals
        Financial Statements                              Section 3.7
        Fraud                                             Section 10.2(d)
        FTC                                               Section 9.10(b)
        General Deductible Amount                         Section 10.2(a)
        golden parachute                                  Section 3.17(a)

        Golden Parachute Payment                          Section 3.17(c)
        Governmental Permits                              Section 3.10(a)
        Hazardous Material                                Section 3.24(e)
        Hazardous Waste                                   Section 3.24(e)
        HSR Act                                           Section 3.10(a)
        Indemnifying Party                                Section 10.3(a)
        Indemnity Events                                  Section 10.1
        knowledge                                         Section 12.14
        Landfill                                          Recitals
        Laws                                              Section 3.24
        MENI                                              Recitals
        multi-employer plan                               Section 3.17(a)
        Necessary Consents                                Section 5.3
        Net Loss                                          Section 1.2
        Net Profit                                        Section 1.2
        occurrence                                        Section 3.15
        Office Employees                                  Section 9.12
        Permitted Liens                                   Section 3.12(c)
        Purchase Price                                    Section 1.1
        RCRA                                              Section 3.24(e)
        Real Property                                     Recitals
        Recipient                                         Section 3.17(c)
        Records, Notifications and Reports                Section 3.10(b)
        Release                                           Section 10.1(b)
        Representations and Warranties                    Section 10.4
        Required Governmental Consents                    Section 3.10(a)
        Restricted Area                                   Section 11.1(a)
        Restricted Period                                 Section 11.1(a)
        Restrictive Covenants                             Section 11.2
        RHFC                                              Recitals
        Shareholder                                       Recitals
        Signing Date                                      Recitals
        Termination Date                                  Section 2.2(a)
        Tidewater                                         Section 8.2(g)
        Transportation Agreement                          Section 8.2(g)
        UST                                               Section 3.26
        WCI                                               Parties
        WCI Indemnitees                                   Section 10.1

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

        WCI:                            WASTE CONNECTIONS, INC.


                                        By:
                                           -------------------------------------
                                           Ronald J. Mittelstaedt
                                           Chief Executive Officer & President



        THE CORPORATIONS:               (See Schedule A)



        THE SHAREHOLDER:                (See Schedule A)

                       SCHEDULE A TO AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT


        Each of the undersigned (i) Management Environmental National, Inc.,
(ii) RH Financial Corporation, and (iii) the Shareholder of Management Environmental National, Inc. and RH Financial Corporation hereby agrees that it or he is a party to the Amended and Restated Stock Purchase Agreement dated as of March 31, 1999, among Waste Connections, Inc., Management Environmental National, Inc., RH Financial Corporation and the Shareholder and further agrees that it or he is bound by all of the terms and provisions thereof as though it or he had executed the signature page thereof, it being understood that each of the undersigned has executed this Schedule A in lieu of the signature page at the Shareholder's request as a matter of convenience and confidentiality. Each of the undersigned has executed this Schedule A as of the date of the Stock Purchase Agreement.



THE CORPORATIONS:                       MANAGEMENT ENVIRONMENTAL
                                                   NATIONAL, INC.



                                        By:
                                           -------------------------------------
                                           Wesley J. Hickey, President


                                        RH FINANCIAL CORPORATION



                                        By:
                                           -------------------------------------
                                           Wesley J. Hickey, President


THE SHAREHOLDER:


                                        ----------------------------------------
                                        Wesley J. Hickey

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
1.      PURCHASE OF CORPORATIONS' STOCK.....................................................1

        1.1    Shares to be Purchased.......................................................1

        1.2    Purchase Price...............................................................2

        1.3    Allocation of the Purchase Price.............................................2

        1.4    Excluded Assets..............................................................2

2.      CLOSING TIME AND PLACE..............................................................3

        2.2    Termination..................................................................3

        2.3    Notice and Effect of Termination.............................................4

        2.4    Exclusive Negotiations.......................................................4

3.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND THE SHAREHOLDER..............4

        3.1    Organization, Standing and Qualification.....................................4

        3.2    Capitalization...............................................................5

        3.3    All Stock Being Acquired.....................................................5

        3.4    Authority for Agreement......................................................5

        3.5    No Breach or Default.........................................................5

        3.6    Subsidiaries.................................................................6

        3.7    Financial Statements.........................................................6

        3.8    Liabilities..................................................................6

        3.9    Accurate and Complete Records................................................7

        3.10   Permits and Licenses.........................................................8

        3.11   Certain Receivables..........................................................9

        3.12   Fixed Assets and Real Property..............................................10

        3.13   Related Party Transactions..................................................11

        3.14   Contracts and Agreements; Adverse Restrictions..............................11

        3.15   Insurance...................................................................11

        3.16   Personnel...................................................................12

        3.17   Benefit Plans and Union Contracts...........................................12

        3.18   Taxes.......................................................................13

        3.19   Copies Complete; Required Consents..........................................14

        3.20   Customers, Billings, Current Receipts and Receivables.......................14


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

                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                          PAGE
                                                                                          ----
        3.21   No Change With Respect to the Corporations..................................15

        3.22   Closing Date Debt; Effective Date Current Assets and Effective Date
               Current Liabilities.........................................................16

        3.23   Bank Accounts...............................................................17

        3.24   Compliance With Laws........................................................17

        3.25   Powers of Attorney..........................................................18

        3.26   Underground Storage Tanks...................................................19

        3.27   Patents, Trademarks, Trade Names, etc.......................................19

        3.28   Assets, etc., Necessary to Business.........................................20

        3.29   Condemnation................................................................20

        3.30   Suppliers and Customers.....................................................20

        3.31   Absence of Certain Business Practices.......................................20

        3.32   No Misleading Statements....................................................20

        3.33   Brokers; Finders............................................................21

        3.34   S Corporation Matters.......................................................21

4.      REPRESENTATIONS AND WARRANTIES OF WCI..............................................21

        4.1    Existence and Good Standing.................................................21

        4.2    No Contractual Restrictions.................................................21

        4.3    Authorization of Agreement..................................................21

        4.4    Governmental Authorities; Consents..........................................21

        4.5    No Misleading Statements....................................................22

        4.6    Brokers; Finders............................................................22

5.      COVENANTS FROM SIGNING TO CLOSING DATE.............................................22

        5.1    Operations..................................................................22

        5.2    No Change...................................................................23

        5.3    Obtain Consents.............................................................24

        5.4    Access; Confidential Information............................................24

        5.5    Control of the Corporations' Operations.....................................24

        5.6    Acquisition Transactions....................................................25

6.      CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE.................................25

        6.1    Representations and Warranties..............................................25

                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                          PAGE
                                                                                          ----
        6.2    Conditions..................................................................25

        6.3    No Material Adverse Change..................................................25

        6.4    Certificates................................................................25

        6.5    No Litigation...............................................................26

        6.6    Other Deliveries............................................................26

        6.7    Necessary Consents..........................................................26

        6.8    HSR Waiting Period..........................................................26

        6.9    Title Insurance.............................................................26

7.      CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDER AND THE CORPORATION TO
        CLOSE..............................................................................26

        7.1    Representations and Warranties..............................................26

        7.2    Conditions..................................................................26

        7.3    Certificate.................................................................26

        7.4    No Litigation...............................................................27

        7.5    Other Deliveries............................................................27

        7.6    Necessary Consents..........................................................27

        7.7    HSR Waiting Period..........................................................27

8.      CLOSING DELIVERIES.................................................................27

        8.1    WCI Deliveries..............................................................27

        8.2    Shareholder Deliveries......................................................27

9.      ADDITIONAL COVENANTS OF WCI, THE CORPORATION AND THE SHAREHOLDER...................28

        9.1    No Delay....................................................................28

        9.2    Release of Guaranties.......................................................28

        9.3    Release of Security Interests...............................................29

        9.4    Confidentiality.............................................................29

        9.5    Brokers and Finders Fees....................................................29

        9.6    Taxes.......................................................................29

        9.7    Short Year Tax Returns......................................................29

        9.8    General Release by the Shareholder..........................................30

        9.9    Certain Tax Matters.........................................................30

                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                          PAGE
                                                                                          ----
        9.10   Agreement to Cooperate......................................................31

        9.11   Notification of Certain Matters.............................................31

        9.12   Employees...................................................................32

        9.13   NonCompetition Agreement....................................................32

10.     INDEMNIFICATION....................................................................32

        10.1   Indemnity by the Shareholder................................................32

        10.2   Limitations on the Shareholder's Indemnities................................34

        10.3   Notice of Indemnity Claim...................................................35

        10.4   Liability for Breaches of Representations and Warranties....................36

        10.5   No Exhaustion of Remedies; Subrogation; Right of Set Off....................36

11.     OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDER AND WCI............................37

        11.1   Restrictive Covenants.......................................................37

        11.2   Rights and Remedies Upon Breach.............................................39

12.     GENERAL............................................................................40

        12.1   Additional Conveyances......................................................40

        12.2   Assignment..................................................................40

        12.3   Public Announcements........................................................40

        12.4   Counterparts................................................................40

        12.5   Notices.....................................................................41

        12.6   Attorneys' Fees.............................................................41

        12.7   Applicable Law..............................................................41

        12.8   Payment of Fees and Expenses................................................41

        12.9   Incorporation by Reference..................................................42

        12.10  Captions....................................................................42

        12.11  Number and Gender of Words; Corporations....................................42

        12.12  Entire Agreement............................................................42

        12.13  Waiver......................................................................42

        12.14  Construction................................................................42

        12.15  Disclosure Schedules........................................................42

13.     GLOSSARY...........................................................................43